Exhibit 99.1
                       SUBSCRIPTION AGREEMENT

Paxton Mining Corporation
400 Burrard Street
Suite 1950
Vancouver, British Columbia
Canada   V6C 3A6

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Paxton Mining Corporation (the "Company") at a price of $0.10 per Share (the "Subscription Price")

     Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     MAKE CHECK PAYABLE TO: Paxton Mining Corporation

     Executed this _____ day of ________________, _______, at
_____________________ (Street Address), ___________________ (City),
_________________ (State) ________ (Zip Code).


                              ___________________________________
                              Signature of Purchaser

                              ___________________________________
                              Printed Name of Purchaser

                              ___________________________________
                              Social Security Number/
                              Tax I.D.

Number of Shares Purchased              Total Subscription Price

__________________________              ________________________

Form of Payment: Cash   _________________
                 Check# _________________
                 Other  _________________


     ACCEPTED THIS _____ DAY OF ________________, _______.


                              PAXTON MINING CORPORATION


                              BY:  __________________________________
                                   Title: ___________________________